UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            October 28, 2011

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware            0001-32892                20-3547095
(State or Other Jurisdiction of        (Commission File Number)        (I.R.S. Employer
Incorporation or Organization)                            Identification Number)
1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On May 28, 2010, Mueller Water Products, Inc. (the “Company”) notified the New York Stock Exchange (the “NYSE”) that the Company had become aware that Joseph B. Leonard, who had been an independent director on each of the audit committee and nominating and corporate governance committee (the "NCG Committee"), no longer qualified as an independent director, as defined in Section 303A.02 of the NYSE Listed Company Manual (the “Corporate Governance Standards”). Specifically, the Company notified the NYSE that the Company had become aware that Mr. Leonard had then recently been appointed as the interim chief executive officer of one of the Company's suppliers, which the Company and its subsidiaries had paid in calendar years 2007 and 2008 amounts exceeding those permitted under the Corporate Governance Standards. Mr. Leonard resigned from each of the audit committee and NCG Committee immediately upon being notified of these facts.

On September 12, 2011, Mr. Leonard resigned as the interim chief executive officer of the supplier referenced above. On October 26, 2011, the board of directors of the Company appointed Mr. Leonard to serve on the compensation and human resources committee (the “Compensation Committee”) effective immediately, having affirmatively determined that Mr. Leonard qualifies as an independent director, as defined in the Corporate Governance Standards. Mr. Leonard was also appointed to serve as chairman of the Compensation Committee effective immediately.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On October 26, 2011, Mr. Donald N. Boyce notified the board of directors of the Company of his decision to resign as a director. Mr. Boyce indicated that his decision was for personal reasons and there are no known disagreements between Mr. Boyce and the Company on any matters relating to the Company's operations, policies (including accounting or financial policies) or practices. Mr. Boyce will continue to serve as a director and as a member of each of the Compensation Committee, the NCG Committee and the executive committee through November 30, 2011. Mr. Boyce stepped down as chairman of the Compensation Committee effective immediately.

Also on October 26, 2011, the board of directors of the Company appointed Mr. Thomas J. Hansen as a new director of the Company to serve until the Company's next annual meeting of stockholders or until his successor has been duly elected and qualified. The board appointed Mr. Hansen to serve as a member of each of the audit committee and the NCG Committee.

There are no arrangements or understandings between Mr. Hansen and any other persons pursuant to which Mr. Hansen was appointed as a director of the Company. There are no transactions in which Mr. Hansen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A description of the Company's non-employee director compensation program can be found in the Company's proxy statement on Schedule 14A under the heading “Director Compensation”, which was filed with the Securities and Exchange Commission on December 15, 2010, and such information is hereby incorporated by reference into this current report on Form 8-K. Mr. Hansen will receive compensation for his service on the board of directors in accordance with the Company's standard compensatory arrangement for non-employee directors, except that, in lieu of the annual equity grant which will not be available to Mr. Hansen due to the terms of the Company's 2006 Amended and Restated Stock Plan, the Compensation Committee and the board of directors have authorized an initial equity award to Mr. Hansen valued at $80,000, to be divided equally between stock options and restricted stock units.

A copy of the press release issued by the Company concerning the appointment of Mr. Hansen is included as exhibit 99.1.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
In connection with the appointment of Mr. Hansen, the board of directors of the Company approved an amendment, effective immediately, to each of section 5.2 of the Company's second restated certificate of incorporation (the “Certificate”) and section 3.02 of the Company's amended and restated bylaws (the “Bylaws”) to increase the size of the board of directors from eleven to twelve directors.

Copies of the Certificate and Bylaws, including the amendments approved by the board of directors on October 26, 2011, are included as exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01.	Exhibit
(d) Exhibits.

3.1    Second restated certificate of incorporation
3.2    Amended and restated bylaws
99.1    Press release, dated October 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2011	MUELLER WATER PRODUCTS, INC.

/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

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